                                                                    EXHIBIT 10.5


                       FIRST AMENDMENT, CONSENT AND WAIVER
                             TO FINANCING AGREEMENT

      FIRST AMENDMENT, CONSENT AND WAIVER, dated as of April 30, 2001 (this "Amendment, Consent and Waiver"), to the Financing Agreement dated as of June 27, 2000 (the "Financing Agreement"), by and among Cannondale Corporation, a Delaware corporation (the "Borrower"), the Lenders party thereto (the "Lenders"), and Ableco Finance LLC, as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

            The Borrower, the Lenders and the Agent are parties to the Financing Agreement, pursuant to which the Lenders made a term loan to the Borrower.

            The Borrower has failed to comply with certain of its obligations under the Financing Agreement and has asked the Lenders to consent to, and waive any Event of Default that would otherwise result from, such noncompliance. The Borrower has also asked the Lenders to agree to certain amendments to the financial covenants and certain other provisions of the Financing Agreement. The Lenders are willing to agree to the requested consent and waiver, and to the requested amendments, but only upon the terms and subject to the conditions set forth herein.

            Accordingly, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

            SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective meanings set forth in the Financing Agreement.

            SECTION 2. Consent and Waiver. Upon satisfaction of the conditions precedent set forth in Section 4 hereof, the Lenders hereby consent to, and waive any Event of Default that would otherwise arise under Section 10.01(d) of the Financing Agreement by reason of the noncompliance by the Borrower with each of the financial covenants of the Financing Agreement as of the Amendment Effective Date (as defined below) and set forth in Schedule A hereto.

            SECTION 3. Amendments.

            (a) Section 1.01 Defined Terms. Section 1.01 of the Financing Agreement is amended by (i) deleting the definition of the term "EBITDA" and substituting the following definition in lieu thereof and (ii) adding the term "First Amendment" and the following definition thereof, each in the appropriate alphabetical order:

            EBITDA shall mean, for any period, Net Income for such period plus, to the extent deducted in determining Net Income for such period and without duplication, Interest Expense, income tax expense, depreciation, amortization and other non-cash charges for such period, including non-cash charges in respect of (w) write offs of fees and expenses incurred in connection with the prepayment of all or any portion of the principal of the Term Loan or the Term Loan (as defined in the Working Capital Loan Agreement), (x) write offs of deferred taxes, (y) writedowns to the lower of cost or market of the Borrower's motorcycle division inventory to the extent required by GAAP ("inventory writedowns"), provided, however, that the aggregate amount of such inventory writedowns for (A) the Fiscal Quarter ending in March 2001 may not exceed the lesser of the actual amount of such inventory writedowns for such Fiscal Quarter and the sum of $326,000 and (B) the Fiscal Quarter ending in June 2001 may not exceed the lesser of the actual amount of such inventory writedowns for such Fiscal Quarter and the sum of $500,000 and (z) any beneficial conversion premium arising from the difference, if any, between the market price of the Borrower's common stock and the conversion price of the Borrower's common stock into which the Institutional Infusion or the Montgomery Infusion (as such terms are defined in the First Amendment), as the case may be, may be converted (the date of consummation of the Institutional Infusion or the Montgomery Infusion, as applicable, being the date upon which the amount of any such premium shall be calculated, and the date on which such conversion price shall be determined), minus, to the extent included in determining Net Income for such period, without duplication (i) interest income for such period that has been deferred or has not been paid in cash, (ii) interest income for such period with respect to the Montgomery Debt, (iii) dividends paid in cash to the Borrower by any Subsidiary during such period, except to the extent such dividends are payable solely from the earnings of operations of such Subsidiary for the twelve month period immediately preceding the date of payment of such dividends and (iv) all amounts paid in cash to the Borrower during such period resulting from the unwinding of any Hedging Obligation of the Borrower, all determined in accordance with GAAP on a consistent basis, but excluding the effect of extraordinary or non-recurring gains or losses for such period.

            First Amendment shall mean the First Amendment, Consent and Waiver dated as of April 30, 2001, executed and delivered by the Borrower, the Lenders and the Agent with respect to this Financing Agreement.


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
            (b) Section 3.03 Mandatory Prepayments. Section 3.03(c) of the Financing Agreement is hereby amended by adding the following proviso at the end thereof:

            ,provided, further that the proceeds of the Intercompany Payment and the 2001 Subordinated Debt (as such terms are defined in the First Amendment), received by the Borrower during the Fiscal Year ending in June 2001 shall be excluded from the calculation of Surplus Cash for such Fiscal Year.

            (c) Section 6.01 Fiscal Statements, Projections, Borrowing Base Certificates and Other Information. Section 6.01(d) is amended by (i) deleting the word "and" after "7.15" and before "(iii)"; and (ii) adding the following new clause (iv) at the end thereof:

            ,and (iv) setting forth reasonably detailed calculations, in the case of quarterly financial statements, of all non-cash charges deducted in determining Net Income for the applicable Fiscal Quarter, including without limitation all of the non-cash charges described in clauses (w), (x), (y) and (z) of the defined term EBITDA.

            (d) Article VI Affirmative Covenants. Article VI of the Financing Agreement is hereby amended by adding a new Section 6.14 as follows:

            "Section 6.14. New Collateral Locations. As soon as possible and in any event no later than ten (10) days after any Collateral is first held at a location (whether leased premises, a warehouse, a processor's location or other location) which is not set forth on Annex II, the Borrower shall (i) notify the Agent of the address of such location and the type and value of the Collateral being held at such location and (ii) deliver to the Agent such UCC financing statements as the Agent in its discretion shall require to ensure the Agent's first priority perfected security interest hereunder in such Collateral. In addition, the Borrower shall use its reasonable best efforts to deliver to the Agent, within sixty (60) days of the date on which any Collateral is first held at a location (whether leased premises, a warehouse, a processor's location or otherwise) which is not set forth on Annex II, a warehouseman's waiver or collateral access agreement from the Person who has possession of such Collateral, in form and substance reasonably satisfactory to the Agent.

            (e) Section 7.03 Fundamental Changes. Section 7.03 of the Financing Agreement is hereby amended by adding a new paragraph (f) as follows:

            (f) Without the prior written consent of the Agent, the Borrower will not (i) consent to any amendment or other modification of any instruments evidencing the 2001 Subordinated Debt (as such term is defined in the First Amendment) or any agreements or other documents pursuant to which such instruments were issued or are governed, which amendment or modification results in (A) an increase in the principal amount of the 2001 Subordinated Debt, (B) a change (other than by postponement) in any scheduled payment or prepayment of the 2001 Subordinated Debt, (C) an increase in any interest rate applicable to the 2001 Subordinated Debt or (D) the addition of new financial covenants or new events of default or the imposition of stricter levels or ratios with respect to existing financial covenants applicable to the 2001 Subordinated Debt or (ii) make any voluntary prepayment of the 2001 Subordinated Debt, provided, however, that at any time after the date on which the Agent receives the Borrower's consolidated and consolidating financial statements for the Fiscal Quarter and Fiscal Year ending in June, 2001, and on not less than ten (10) days prior written notice to the Agent, the Borrower may make prepayments of up to (x) $2,000,000 in the aggregate of the principal of the Institutional Infusion (as such term is defined in the First Amendment), together with the payments of interest accrued thereon and any premium included in the applicable Redemption Price (as defined in the document, evidencing the Institutional Infusion as in effect on the date of the First Amendment), but only to the extent set forth in the document evidencing the Institutional Infusion or the agreement pursuant to which the Institutional Infusion was issued or is governed, as in effect on the date of issuance of such document or the date of execution of such agreement, as the case may be, and (y) at any time after the date on which the Institutional Infusion shall have been paid or otherwise satisfied in full (including all accrued interest thereon), or converted to equity, $2,000,000 in the aggregate of the principal of the Montgomery Infusion (as such term is defined in the First Amendment), together with payments of accrued interest thereon and the payment of any premium included in the applicable Redemption Price (as defined in the documents evidencing the Montgomery Infusion as in effect on the date of the First Amendment), but only to the extent set forth in the document evidencing the Montgomery Infusion or the agreement pursuant to which the Montgomery Infusion was issued or is governed, as in effect on the date of issuance of such document or the date of execution of such agreement, as the case may be, so long as, at the time the Borrower proposes to make any such prepayment of principal, payment of accrued interest or payment of premium described in clause (x) or any such prepayment of principal, payment of accrued interest and payment of premium as described in clause (y) hereof,
            (A) no Event of Default shall have occurred and then be continuing,
            (B) the Fixed Charge Coverage Ratio of the Borrower, on a consolidated basis with its


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
            consolidated Subsidiaries, for the most recently ended period of twelve consecutive fiscal months, shall be greater than 1.00 to 1.00, (C) the Agent shall have received, in accordance with Section 6.01(c), the Borrower's consolidated and consolidating financial statements for the most recently ended fiscal month, (D) after giving effect to such proposed prepayment, the Borrower's Availability (as defined in the Working Capital Loan Agreement), on a pro forma basis, shall be not less than $10,400,000, (E) with respect to any Fiscal Year in which such payment is proposed to be made, the net shipments, expressed in dollars, for the prior Fiscal Year (commencing with the Fiscal Year ending in June 2001) made by the Borrower's domestic bicycle division shall be not less than $103,839,000, and (F) the Agent shall have received a certificate, duly executed by an Authorized Officer, setting forth in reasonable detail the calculation of (1) the consolidated Fixed Charge Coverage Ratio required pursuant to clause (B) hereof, (2) the minimum pro forma Availability (as defined in the Working Capital Loan Agreement) required pursuant to clause (D) hereof and (3) the amount of the net shipments required pursuant to clause (E) hereof.

            (f) Section 7.09 Net Worth. Section 7.09 of the Financing Agreement is deleted in its entirety and the following is substituted in lieu thereof:

            SECTION 7.09. Adjusted Net Worth. The Borrower shall maintain at all times during and as of the end of each fiscal month set forth in subsections (a) through (m) below, and during and as of the end of each Fiscal Quarter set forth in subsections (n) through (v) below, a Net Worth of not less than the amount set forth below opposite such fiscal month or Fiscal Quarter. For purposes of calculating the Borrower's compliance with this covenant, Net Worth shall not be reduced by (i) non-cash write offs of fees and expenses incurred in connection with the prepayment of all or any portion of the principal of the Term Loan or the Term Loan (as defined in the Working Capital Loan Agreement), (ii) non-cash write offs of deferred taxes, or (iii) the unpaid principal balance of, and all accrued and unpaid interest on, the Montgomery Debt:

                                       Fiscal Month or         Minimum Net
                                       Fiscal Quarter          Worth
                                       --------------          -----
                         (a)           June 2000               $ 27,400,000
                         (b)           July 2000                 25,200,000
                         (c)           August 2000               23,465,000
                         (d)           September 2000            23,900,000
                         (e)           October 2000              24,125,000

                         (f)           November 2000                24,135,000
                         (g)           December 2000                25,250,000
                         (h)           January 2001                 25,230,000
                         (i)           February 2001                25,425,000
                         (j)           March 2001                   37,700,000
                         (k)           April 2001                   37,140,000
                         (l)           May 2001                     36,785,000
                         (m)           June 2001                    37,110,000
                         (n)           Fiscal Quarter ending        36,795,000
                                       in September 2001
                         (o)           Fiscal Quarter ending
                                       in December 2001             36,840,000
                         (p)           Fiscal Quarter ending
                                       in March 2002                37,330,000
                         (q)           Fiscal Quarter ending
                                       in June 2002                 38,925,000
                         (r)           Fiscal Quarter ending
                                       in September 2002            40,060,000
                         (s)           Fiscal Quarter ending
                                       in December 2002             41,430,000
                         (t)           Fiscal Quarter ending
                                       in March 2003                42,900,000
                         (u)           Fiscal Quarter ending
                                       in June 2003                 45,930,000

            (g) Section 7.10. Fixed Charge Coverage Ratio. Section 7.10 of the Financing Agreement is deleted in its entirety, and the following is substituted in lieu thereof:

            SECTION 7.10. Fixed Charge Coverage Ratio. The Borrower shall have a Fixed Charge Coverage Ratio, as of the end of each period of twelve consecutive fiscal months ending on the last day of the fiscal month set forth below, of not less than the ratio set forth below opposite such month:

                                 Twelve Fiscal Months     Minimum Fixed Charge
                                 Ending                   Coverage Ratio
                                 ------                   --------------
                     (a)         July 2000                 .20 to 1.00
                     (b)         August 2000               .20 to 1.00
                     (c)         September 2000            .35 to 1.00
                     (d)         October 2000              .35 to 1.00
                     (e)         November 2000             .35 to 1.00
                     (f)         December 2000             .15 to 1.00
                     (g)         January 2001              .10 to 1.00
                     (h)         February 2001             .08 to 1.00
                     (i)         March 2001                .09 to 1.00

                     (j)         April 2001                .08 to 1.00
                     (k)         May 2001                  .09 to 1.00
                     (l)         June, July and August
                                 2001                      .01 to 1.00
                     (m)         September, October
                                 and November 2001         .01 to 1.00
                     (n)         December 2001 and
                                 January and February
                                 2002                      .15 to 1.00
                     (o)         March, April and May
                                 2002                      .45 to 1.00
                     (p)         June, July and August
                                 2002                      .75 to 1.00
                     (q)         September, October
                                 and November 2002         .92 to 1.00
                     (r)         December 2002 and
                                 January and February
                                 2003                     1.00 to 1.00
                     (s)         March, April and May
                                 2003                     1.00 to 1.00
                     (t)         June 2003                1.02 to 1.00

            (h) Section 7.11 Consolidated Fixed Charge Coverage Ratio. Section
7.11 of the Financing Agreement is deleted in its entirety, and the following is substituted in lieu thereof:

            SECTION 7.11. Consolidated Fixed Charge Coverage Ratio. The Borrower shall have, on a consolidated basis with its consolidated Subsidiaries, a Fixed Charge Coverage Ratio, as of the end of each period of twelve consecutive fiscal months ending on the last day of the fiscal month set forth below, of not less than the ratio set forth below opposite such period:

                                                           Minimum Consolidated
                                Twelve Fiscal              Fixed Charge Coverage
                                Months Ending              Ratio
                                -------------              -----
                     (a)        June 2000                  .60 to 1.00
                     (b)        July 2000                  .60 to 1.00
                     (c)        August 2000                .60 to 1.00
                     (d)        September 2000             .65 to 1.00
                     (e)        October 2000               .65 to 1.00
                     (f)        November 2000              .65 to 1.00
                     (g)        December 2000              .40 to 1.00
                     (h)        January 2001               .35 to 1.00
                     (i)        February 2001              .30 to 1.00
                     (j)        March 2001                 .22 to 1.00

                     (k)        April 2001                   .20 to 1.00
                     (l)        May 2001                     .19 to 1.00
                     (m)        June, July and August
                                2001                         .13 to 1.00
                     (n)        September, October and
                                November 2001                .20 to 1.00
                     (o)        December 2001 and
                                January and February
                                2002                         .30 to 1.00
                     (p)        March, April and May
                                2002                         .59 to 1.00
                     (q)        June, July and August
                                2002                         .82 to 1.00
                     (r)        September, October and
                                November 2002                .95 to 1.00
                     (s)        December 2002, and
                                each fiscal month
                                thereafter, in each case
                                together with the 11
                                preceding fiscal months      1.00 to 1.00

            (i) Section 7.12 EBITDA. Section 7.12 of the Financing Agreement is deleted in its entirety and the following is substituted in lieu thereof:

            SECTION 7.12. EBITDA. The Borrower shall have EBITDA, as of the end of each period of four consecutive Fiscal Quarters set forth below, of not less than the amount set forth below opposite such period:

                                Four Fiscal Quarters
                                Ending In                 Minimum EBITDA
                                ---------                 --------------
                     (a)        September 2000            $ 4,750,000
                     (b)        December 2000               2,000,000
                     (c)        March 2001                  1,200,000
                     (d)        June 2001                     100,000
                     (e)        September 2001                200,000
                     (f)        December 2001               2,200,000
                     (g)        March 2002                  7,000,000
                     (h)        June 2002                  12,000,000
                     (i)        September 2002             14,500,000
                     (j)        December 2002              15,500,000
                     (k)        March 2003                 15,500,000
                     (l)        June 2003                  16,000,000

            (j) Section 7.13 Adjusted EBITDA. Section 7.13 of the Financing Agreement is deleted in its entirety, and the following is substituted in lieu thereof:

            SECTION 7.13 Adjusted EBITDA. The Borrower shall have Adjusted EBITDA, as of the end of each period of four consecutive Fiscal Quarters set forth below, of not less than the amount set forth below opposite such period:

                                Four Fiscal Quarters      Minimum Adjusted
                                Ending In                 EBITDA
                                ---------                 ------
                     (a)        September 2000            $11,580,000
                     (b)        December 2000              10,000,000
                     (c)        March 2001                 10,585,000
                     (d)        June 2001                   9,830,000
                     (e)        September 2001              8,000,000
                     (f)        December 2001               5,500,000
                     (g)        March 2002                  4,000,000
                     (h)        June 2002                   3,700,000
                     (i)        September 2002              4,000,000
                     (j)        December 2002               4,200,000
                     (k)        March 2003                  4,200,000
                     (l)        June 2003                   4,500,000

            (k) Section 7.14 Senior Leverage Ratio. Section 7.14 of the Financing Agreement is deleted in its entirety, and the following is substituted in lieu thereof:

            SECTION 7.14 Senior Leverage Ratio. The Borrower shall have a Senior Leverage Ratio, as of the end of each period of four consecutive Fiscal Quarters set forth below, of not greater than the ratio set forth below opposite such period:

                                 Four Fiscal Quarters       Maximum Senior
                                 Ending In                  Leverage Ratio
                                 ---------                  --------------
                     (a)         September 2000              12.50 to 1.00
                     (b)         December 2000               19.00 to 1.00
                     (c)         March 2001                  34.60 to 1.00
                     (d)         June 2001                  471.63 to 1.00
                     (e)         September 2001             511.94 to 1.00
                     (f)         December 2001               20.00 to 1.00
                     (g)         March 2002                   6.00 to 1.00
                     (h)         June 2002                    3.20 to 1.00
                     (i)         September 2002               2.90 to 1.00
                     (j)         December 2002                2.60 to 1.00
                     (k)         March 2003                   2.15 to 1.00
                     (l)         June 2003                    1.80 to 1.00


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
            (l) Section 7.15 Availability. Section 7.15 of the Financing Agreement is deleted in its entirety, and the following is substituted in lieu thereof:

            Section 7.15 Availability. With respect to each calendar month prior to the first Business Day following the Sunday closest to July 1, 2002, the Borrower's average Availability (as defined in the Working Capital Loan Agreement) for the 30 or 31 day period (or 28 day period, in the case of the month of February) ending at the end of each such month shall not be less than $1,500,000. Beginning with the first Business Day following the Sunday closest to July 1, 2002, through the end of the Fiscal Year beginning on such Sunday, the Borrower's Availability (as defined in the Working Capital Loan Agreement) at the end of each day during such Fiscal Year shall not be less than $1,500,000. Beginning with the first Business Day following the Sunday closest to July 1, 2003, and at all times thereafter, the Borrower's Availability (as defined in the Working Capital Loan Agreement) at the end of each day shall not be less than $2,000,000.

            (m) Section 8.01 Interest. Section 8.01 of the Financing Agreement is hereby amended as follows:

                        (i) With effect as of December 31, 2000, Section 8.01(a) is deleted in its entirety, and the following is substituted in lieu thereof:

            (a) Loans. The Term Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until such principal amount becomes due, at a rate per annum equal to the Base Rate plus 8.5%. Interest on the Term Loan shall be payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which the Term Loan is made and at maturity (whether upon demand, by acceleration or otherwise) as follows: the amount of such interest consisting of interest at the Base Rate plus 3% shall be payable in cash and the amount of such interest consisting of interest at 5.5% shall be payable by capitalizing such interest and adding it to the outstanding principal of the Term Loan; provided, however, that upon the occurrence and during the continuance of an Event of Default, the right of the Borrower to so capitalize interest on the Term Loan shall automatically cease and all interest shall be payable in cash. Such capitalized interest shall bear interest in accordance with this paragraph (a) as though such capitalized interest constituted a part of the Term Loan made by such Lender to the Borrower.

                        (ii) The last sentence of Section 8.01(b) is deleted in its entirety, and the following is substituted in lieu thereof:


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
            Interest at the Default Rate shall be payable on demand in cash.

            (n) Annex II Lien Perfection Information. Annex II to the Financing Agreement is deleted in its entirety, and Annex II attached to this Amendment is substituted in lieu thereof.

            SECTION 4. Conditions. The effectiveness of the waiver set forth in
Section 2, and the amendments set forth in Section 3, of this Amendment, Consent and Waiver are subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions (the date such conditions are fulfilled is referred to herein as the "Amendment Effective Date"):

                  (a) Payment of Fees, Etc. The Borrower shall have paid to the Agent for the ratable benefit of the Lenders (i) a non-refundable fee of $150,000 (the receipt of $50,000 of which is hereby acknowledged by the Agent), which shall be deemed fully earned when paid, and (ii) all fees, costs, expenses and taxes payable pursuant to the Financing Agreement on or before the Amendment Effective Date.

                  (b) Cash Infusion. The Borrower shall have received the proceeds of a cash infusion in an aggregate amount of not less than $7,000,000 (the "Cash Infusion"), which shall consist of (i) an infusion of no more than $3,000,000 in the form of cash from Cannondale Europe B.V., a Subsidiary organized under the laws of the Netherlands, in the form of repayment of intercompany indebtedness owing by one or more Subsidiaries to the Borrower, net of any tax consequences or rights of set-off (the "Intercompany Payment"), (ii) an infusion of $2,000,000 from Joseph S. Montgomery, which may be in the form of either equity or unsecured subordinated Indebtedness, which may be convertible into the common stock of the Borrower (the " Montgomery Infusion") and (iii) an infusion of $2,000,000 from an investor, which is not an Affiliate of the Borrower, which may be in the form of either equity or unsecured subordinated Indebtedness, which may be convertible into the common stock of the Borrower (the "Institutional Infusion", and together with the Montgomery Infusion and the Institutional Infusion, the "2001 Subordinated Debt"). The principal of the Montgomery Infusion shall be payable in a single installment which, by its terms, may only be payable on the earlier to occur of (x) the date following the date on which the Obligations are paid and satisfied in full in cash and (y) the date on which all of the events specified in clauses (A), (B), (C), (D), (E) and
(F) to the proviso contained in Section 7.03(f) of the Financing Agreement shall have occurred. Interest on the Montgomery Infusion may be paid in cash, on the first day of each calendar quarter in arrears for the previous calendar quarter and upon the full conversion of the entire unpaid principal balance thereof into equity in accordance with the terms thereof, so long as (x) the Fixed Charge Cover Ratio of the Borrower, on a consolidated basis with its consolidated Subsidiaries, for the most recently ended period of twelve consecutive fiscal months, shall be greater than 1.00 to 1.00 and (y) the Agent shall have received a certificate, duly executed by an Authorized Officer, setting forth in reasonable detail the calculation of such Fixed Charge Coverage Ratio and (z) no Event of Default shall have occurred and then be continuing. Prepayments of principal of and payments of accrued interest on the Montgomery Infusion may be made solely in accordance with the terms of Section 7.03(f) of the Financing Agreement. The identity of the holders of the Institutional Infusion shall be acceptable to the Lenders, in their commercially reasonably judgment. The documents governing the Institutional Infusion (x) may provide for the current payment of accrued interest, (y) may not allow for the scheduled repayment of the principal thereof in whole or in part prior to the day one Business Day after the Maturity Date, (z) may allow for prepayments of the principal thereof, solely in accordance with the terms of Section 7.03(f) of the Financing Agreement and shall have such other terms, conditions and covenants as are acceptable to the Lenders in their sole discretion.

                  (c) Satisfactory Montgomery Documentation. The Agent, the Lenders and their counsel shall have received and reviewed to their reasonable satisfaction (i) all of the terms and conditions of the Montgomery Infusion, including without limitation the covenants, events of default and terms of subordination pertaining to the Montgomery Infusion, and (ii) the instruments that evidence the Montgomery Infusion, and the agreements and documents pursuant to which the Montgomery Infusion or such instruments, as the case may be, will be issued or will be governed, and the Agent on behalf of the Lenders, and Joseph Montgomery shall have entered into a subordination agreement substantially in the form of Exhibit A attached hereto.

                  (d) Satisfactory Institutional Documentation. The Agent, the Lenders and their counsel shall have received and reviewed to their reasonable satisfaction all of the terms and conditions of the Institutional Infusion, including without limitation the principal amount, rate of interest, covenants, events of default and terms of subordination pertaining thereto, and the instruments that evidence the Institutional Infusion, and the agreements and documents pursuant to which the Institutional Infusion, or such instruments as the case may be, will be issued or will be governed. The provider of the Intuitional Infusion shall enter into a subordination agreement with the Agent, on behalf of the Lenders, substantially in the form of Exhibit B attached hereto.

                  (e) Representations and Warranties; No Event of Default. The representations and warranties contained herein, in Article V of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to the Agent pursuant hereto on or prior to the Amendment Effective Date shall be correct on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct on and as of such date); no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment, Consent and Waiver becoming effective in accordance with its terms; and no Material Adverse Effect shall have occurred, in each case since the date of delivery to the Lenders of the Borrower's most recent financial statements.

                  (f) Effectiveness of Amendment to Working Capital Loan Agreement. The First Amendment and Waiver with respect to the Working Capital Loan (the "Working Capital Amendment") shall be in form and substance satisfactory to the Lenders and shall have become effective in accordance with its terms.

                  (g) Delivery of Documents. The Agent shall have received and reviewed to its reasonable satisfaction (i) a counterpart of this Amendment, Consent and Waiver signed by the Borrower, (ii) a counterpart of the Working Capital Amendment signed by all of the parties thereto, (iii) a field examination, performed as of a recent date by the members of the

Agent's field examination staff, of the Borrower's books, records and Collateral, (iv) a UCC search, performed as of a recent date at the Borrower's expense, with respect to all of the locations at which the Borrower's books and records, and any assets or properties owned or leased by the Borrower, are located, stored or maintained, (v) an updated Annex II to the Financing Agreement, completed by the Borrower, (vi) such additional UCC Financing Statements as the Agent shall request, signed by the Borrower and required to be filed in order to perfect, in favor of the Agent on behalf of the Lenders, a first priority security interest in the Collateral maintained at the locations set forth in Annex II, as revised hereby and in addition, the Borrower shall use its reasonable best efforts to deliver to the Agent a warehouseman's waiver or collateral access agreement in a form acceptable to the Agent duly executed by the lessor or owner, as the case may be, of each location set forth in Annex II, within sixty (60) days of the date hereof, (vii) a current aging of the Borrower's trade payables, no material portion of which may be past due beyond the Borrower's historic payment practices, (viii) internally prepared financial statements of the Borrower and its consolidated Subsidiaries for the six month period ended in December 2000 and (xi) a pro forma balance sheet of the Borrower, prepared by its chief financial officer, reflecting the Borrower's receipt, and the accounting treatment, of the Cash Infusion (as defined at Section 4(b) above), (ix) an officer's certificate, executed by the chief financial officer or chief executive officer of the Borrower, confirming the truth and accuracy of the foregoing, and (x) a copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment, and the consummation of the transactions contemplated to occur hereunder and thereunder, certified by the Secretary or Assistant Secretary of the Borrower as of the date hereof.

            SECTION 5. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders as follows:

                  (a) After giving effect to this Amendment, Consent and Waiver, the representations and warranties herein, in Article V of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto on or prior to the Amendment Effective Date are correct on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct on and as of such date); and no Default or Event of Default has occurred and be continuing on the Amendment Effective Date or would result from this Amendment, Consent and Waiver becoming effective in accordance with its terms.

                  (b) This Amendment, Consent and Waiver constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other Person is required in connection with the due execution, delivery and performance by the Borrower of this Amendment, Consent and Waiver.

                  (d) Since the date of the receipt by the Agent and the Lenders of the financial statements of the Borrower and its consolidated Subsidiaries for the five month period ended in February, 2001, no change or event has occurred which has had or is reasonably likely to have a Material Adverse Effect.

            SECTION 6. Miscellaneous.

                  (a) Continued Effectiveness of the Financing Agreement. Except as otherwise expressly provided herein, the Financing Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date (i) all references in the Financing Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, Consent and Waiver, and (ii) all references in the other Loan Documents to which the Borrower is a party to the "Financing Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, Consent and Waiver. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment, Consent and Waiver shall not operate as an amendment of any right, power or remedy of the Lender under the Financing Agreement or any other Loan Document, nor constitute an amendment of any provision of the Financing Agreement or any other Loan Document.

                  (b) Delivery of Appraisal and Field Study Reports. The Borrower acknowledges that, within a reasonable time after the date hereof, the Agent and the Lenders will require (i) a comprehensive inventory appraisal performed by an appraisal firm engaged and paid for by the Borrower and acceptable to the Agent, which appraisal shall include without limitation an examination of the value, count, and mix of the Borrower's inventory, and (ii) the field study performed by an industry specialist engaged and paid for by the Borrower and acceptable to the Agent, of the alterations made by the Borrower to its motorcycle plant located in Bedford, Pennsylvania.

                  (c) Counterparts. This Amendment, Consent and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  (d) Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment, Consent and Waiver for any other purpose.

                  (e) Governing Law. This Amendment, Consent and Waiver shall be governed by, and construed in accordance with, the law of the State of New York.

                  (f) Amendment, Consent and Waiver as Loan Document. The Borrower hereby acknowledges and agrees that this Amendment, Consent and Waiver constitutes a "Loan Document" under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Borrower in or in connection with this Amendment, Consent and Waiver shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrower shall fail to perform or observe any term, covenant or agreement contained in this Amendment, Consent and Waiver.

                  (g) Withdrawal of Notice of Default. Upon the effectiveness of this Amendment, Consent and Waiver, the Notice of Event of Default, dated February 8, 2001, from the Agent to the Borrower shall cease to have any force and effect.

                  (h) Status of Prior Amendment. The First Amendment, Consent and Waiver, dated as of February 13, 2001, to the Financing Agreement ceased to take effect because the condition precedent set forth in Section 4(b) thereof was not fulfilled, and, accordingly, such agreement is of no force and effect and is hereby superseded by this Amendment, Consent and Waiver.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment, Consent and Waiver to be executed and delivered as of the date first above written.

                                    BORROWER:

                                    CANNONDALE CORPORATION

                                    By: /s/ William A. Luca
                                       -----------------------------------
                                         Name: William A. Luca
                                         Title: Vice President


                                    AGENT AND LENDER:

                                    ABLECO FINANCE LLC

                                    By: /s/ Kevin Genda
                                       -----------------------------------
                                         Name: Kevin Genda
                                         Title: SVP - Chief Credit Officer

                                   Schedule A

                                Events of Default

1. Violations of Section 7.11 of Financing Agreement. The Borrower failed to have, on a consolidated basis with its consolidated Subsidiaries, a Fixed Charge Coverage Ratio, as of the end of each period of twelve consecutive fiscal months ending on the last day of the fiscal month set forth below, of not less than the ratio set forth below opposite such month, in violation of Section 7.11 of the Financing Agreement (before giving effect to this Amendment):

                                                         Minimum Consolidated
                 Twelve Fiscal Months Ending         Fixed Charge Coverage Ratio
                 ---------------------------         ---------------------------
          (a)    December 2000                               .75 to 1.00

          (b)    January 2001                                .75 to 1.00

          (c)    February 2001                               .75 to 1.00

          (d)    March 2001                                  .90 to 1.00

2. Violation of Section 7.15 of Financing Agreement. The Borrower failed to maintain an average Availability (as defined in the Working Capital Loan Agreement) for the month of March 2001 of at least $1,500,000, in violation of Section 7.15 of the Financing Agreement (before giving effect to this Amendment).

                                    Annex II

                          Lien Perfection Information

                                [To be Attached]

                                    Exhibit A

                   Form of Montgomery Subordination Agreement

                                 [See Attached]

                                    Exhibit B

                 Form of Institutional Subordination Agreement

                                 [See Attached]


                                      -20-